Exhibit 99.5

MB Hospitality (EP), LP

Financial Statements

June 30, 2017 and 2016

MB Hospitality (EP), LP

June 30, 2017 and 2016

Table of Contents

Page(s)

Balance Sheets	2

Statements of Operations	3

Statements of Partners’ Capital (Deficit)	4

Statements of Cash Flows	5

Notes to Financial Statements	6-10

MB Hospitality (EP), LP

Balance Sheets

	June 30,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$303,769	$942,179
Reserve and escrow accounts	411,512	226,198
Accounts receivable	30,841	38,682
Prepaid expenses and other current assets	16,638	7,969

Total current assets	762,760	1,215,028

Property and equipment
Land and land improvements	2,494,978	2,494,978
Buildings and improvements	7,306,270	7,306,270
Furniture, fixtures and equipment	1,792,550	1,783,051
Computer software and equipment	9,869	9,869

	11,603,667	11,594,168
Less accumulated depreciation	(1,047,533)	(566,783)

Total property and equipment, net	10,556,134	11,027,385

Other assets, net of accumulated amortization	92,710	—

Total assets	$11,411,604	$12,242,413

Liabilities and Partners’ Capital (Deficit)
Current liabilities
Current maturities of note payable	$231,600	$77,200
Fair value of derivative, current	45,822	—
Accounts payable	175,233	165,615
Accrued expenses and other liabilities	236,570	193,798

Total current liabilities	689,225	436,613

Fair value of derivative, net of current portion	17,194	—
Note payable, net of current maturities	11,180,053	8,133,727

Total liabilities	11,886,472	8,570,340

Commitments and contingencies
Partners’ capital (deficit)
General partner	(48)	368
Limited partners	(474,820)	3,671,705

Total partners’ capital (deficit)	(474,868)	3,672,073

Total liabilities and partners’ capital	$11,411,604	$12,242,413

See accompanying notes to financial statements.

MB Hospitality (EP), LP

Statements of Operations

	Six Months Ended June 30,
	2017	2016
Revenues	$1,778,101	$1,891,755
Costs and expenses
Rooms	343,586	343,046
General and administrative	314,256	308,057
Advertising and marketing	52,975	54,499
Repairs and maintenance	11,906	9,462
Utilities	35,851	52,353
Property taxes and insurance	130,743	133,587
Management fee and owners’ expense	71,385	75,645
Information and telecommunication systems	35,843	28,562
Other expenses	972	914

Total costs and expenses	997,517	1,006,125

Operating income	780,584	885,630

Unrealized loss on interest swap derivative	63,016	—
Interest expense	278,046	157,275
Depreciation	237,843	242,907

Net income	$201,679	$485,448

See accompanying notes to financial statements.

MB Hospitality (EP), LP

Statements of Partners’ Capital (Deficit)

For the Six Months Ended June 30, 2017 and 2016

	General Partner	Limited Partners	Total
Balance, January 1, 2016	$394	$3,936,231	$3,936,625
Distribution	(75)	(749,925)	(750,000)
Net income	49	485,399	485,448

Balance, June 30, 2016	$368	$3,671,705	$3,672,073

Balance, January 1, 2017	$307	$3,072,541	$3,072,848
Distribution	(375)	(3,749,020)	(3,749,395)
Net income	20	201,659	201,679

Balance, June 30, 2017	$(48)	$(474,820)	$(474,868)

See accompanying notes to financial statements.

MB Hospitality (EP), LP

Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$201,679	$485,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	237,843	242,907
Amortization of deferred financing costs	11,494	11,494
Unrealized loss on derivative	63,016	—
Changes in operating assets and liabilities:
Reserve and escrow accounts	(6,014)	(21,998)
Accounts receivable	1,638	(11,105)
Prepaid expenses and other current assets	9,632	19,978
Other assets	(92,710)	—
Accounts payable	(54,720)	27,660
Accrued expenses and other liabilities	(120,844)	(46,924)

Net cash provided by operating activities	251,014	707,460

Cash flows from investing activities:
Purchase of property and equipment	(8,343)	(1,563)

Net cash used in investing activities	(8,343)	(1,563)

Cash flows from financing activities:
Distribution to partners	(3,749,395)	(750,000)
Proceeds from note payable	3,166,244	—

Net cash used in financing activities	(583,151)	(750,000)

Net decrease in cash and cash equivalents	(340,480)	(44,103)
Cash and equivalents at beginning of period	644,249	986,282

Cash and equivalents at end of period	$303,769	$942,179

Supplemental disclosure of cash flow information:
Cash paid for interest	$279,250	$145,781

Cash paid for taxes	$20,000	$—

See accompanying notes to financial statements.

MB Hospitality (EP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies

Description of business

MB Hospitality (EP), LP (“the Partnership”), a Texas limited partnership, was formed on May 27, 2014. The Partnership was formed to develop, own and operate a hotel in El Paso, Texas, consisting of 124 guest rooms and related amenities and facilities. The hotel opened on May 1, 2015.

Organization

The Partnership’s ownership structure is comprised of a General Partner with a 0.01% interest and two Limited Partners with 4.99% and 95.00% interests. Profit and losses are allocated proportionally to the partners based on their respective capital percentages. The partnership agreement has a term lasting until December 31, 2064, unless sooner dissolved in accordance with the agreement.

Cash equivalents

For purposes of the statements of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Reserve and escrow accounts

The Partnership’s reserve and escrow accounts consists of escrow deposits to be used for future improvements to the property and for property tax and insurance payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Useful Lives
Land improvements	15 years
Building	39 years
Building improvements	27.5 years
Computer software and equipment	5 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Partnership reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Partnership does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2017 or 2016.

MB Hospitality (EP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies (Continued)

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at period-end and corporate account customer charges from various times throughout the period. The Partnership estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of June 30, 2017 and 2016.

Deferred financing costs

Deferred financing costs are those costs incurred in connection with obtaining a note payable and is amortized to interest expense, on a straight-line basis, which approximates the interest method, over the term of the note payable. Deferred financing costs are presented as a direct deduction from the carrying value of the associated note payable.

Income taxes

The Partnership is organized as a Texas limited partnership and therefore, income and losses are reported in the tax returns of the partners.

The Partnership recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Partnership be subject to examination by the taxing authority, any adjustments required would be passed through to the partners for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $52,975 and $54,499 for the six months ended June 30, 2017 and 2016, respectively, which is included in advertising and marketing on the accompanying statements of operations.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MB Hospitality (EP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies (Continued)

Concentrations of credit risk

The Partnership operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. The Partnership maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances. Any losses incurred in connection with accounts receivable are immaterial and considered a normal cost of operations.

Derivative financial instruments

On December 28, 2016, the Partnership entered into one 4.86% LIBOR interest rate swap agreement. This swap agreement has an initial notional amount of $8,625,000 with a declining balance which matures on December 1, 2019. For the six months ended June 30, 2017, the realized loss from the interest rate swap was $37,201 and is included in interest expense in the accompanying statements of operations. For the six months ended June 30, 2017, the unrealized loss from the interest rate swap was $63,016 and is included in unrealized loss on interest swap derivative on the accompanying statements of operations.

The Partnership has not designated these interest rate derivative contracts as cash flow hedges, and as such, any changes in fair value of these derivatives are recognized currently in earnings. As of June 30, 2017, the fair value of this instrument was a liability of $63,016 and is reflected in the balance sheets as a component of fair value of derivative instruments.

Recent accounting pronouncement

In April 2015, the Financial Accounting Standards Board issued new guidance which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt. The new guidance does not affect the recognition and measurement of debt issuance costs. Therefore, the amortization of such costs will continue to be calculated using the interest method and be reported as interest expense. The new guidance is effective for financial statements issued in fiscal years beginning after December 15, 2015, and will be applied on a retrospective basis. Early adoption is permitted for financial statements that have not been previously issued. The Partnership’s adoption of this guidance did not have a material impact on the Partnership’s financial statements, other than balance sheet reclassifications.

MB Hospitality (EP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 2 - Note Payable to Financial Institution

Effective June 27, 2014, the Partnership entered into a promissory note agreement with a financial institution that allows for draws up to $9,195,000 upon certain milestones. The original maturity date of the note was on June 27, 2017 with interest payments due monthly and principal and any accrued but unpaid interest due at maturity. On February 10, 2017, the note was amended to allow for draws up to $11,500,000 and the maturity date was extended to March 10, 2022. Principal payments are due in monthly installments of $19,300 beginning on March 1, 2017 with the final lump-sum payment due at maturity. The amended note agreement also requires the Partnership to be in compliance with certain financial covenants. The note is secured by the hotel and partners’ guarantees. Interest accrues at a rate of LIBOR plus 3% per annum. As of June 30, 2017 and 2016, the interest rate was 4.23% and 3.47%, respectively.

In connection with the note payable, the Partnership incurred deferred financing costs of $68,963. For deferred financing costs recorded within each of the six months ended June 30, 2017 and 2016, the Partnership recorded $11,494 of interest expense related to the note payable.

Long-term debt at June 30, 2017 and 2016 consisted of the following:

	2017	2016
Note payable to financial institution	$11,422,800	$8,245,062
Less: unamortized debt financing cost	(11,147)	(34,135)

Long-term debt, less unamortized debt financing cost	11,411,653	8,210,927
Less: current maturities	(231,600)	(77,200)

Long-term debt, less current maturities	$11,180,053	$8,133,727

The following is a schedule by year of maturities of the long-term note payable at June 30, 2017:

Year Ended June 30,
2018	$231,600
2019	231,600
2020	231,600
2021	231,600
2022	231,600
Thereafter	10,264,800

Total	$11,422,800

MB Hospitality (EP), LP

Notes to Financial Statements

June 30, 2017 and 2016

Note 3 - Related Party Transactions

For the six months ended June 30, 2017 and 2016, the Partnership incurred $26,728 and $28,351, respectively, in asset management fees, to a related party for hotel management functions. The asset management fee is calculated based on 1.5% of gross revenue.

Note 4 - Subsequent Events

Subsequent to June 30, 2017, the Partnership received a letter of intent for the purchase of the hotel from a public company. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Partnership has evaluated subsequent events as of August 25, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.